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                                                                     Exhibit 5.1

October 13, 2006

Ivivi Technologies, Inc.
224-S Pegasus Avenue
Northvale, NJ 07647

RE: REGISTRATION STATEMENT ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Ladies and Gentlemen:

We have acted as counsel for Ivivi Technologies, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (File No. 333-122768) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, relating to (i) the issuance and sale by the Company of up to 2,875,000 shares of common stock (the "IPO Shares"), without par value ("Common Stock"), of the Company and (ii) the resale by selling securityholders named therein of an aggregate of up to 3,568,144 shares (the "Resale Shares") of Common Stock, including (A) 1,654,072 Resale Shares (the "Note Resale Shares") which are issuable upon the automatic conversion of outstanding convertible promissory notes, substantially in the form filed as Exhibit 4.4 to the Registration Statement (collectively, the "Notes") upon the date the Registration Statement is declared effective by the Commission and (B) 1,914,072 Resale Shares (the "Warrant Resale Shares") which are issuable upon exercise of currently outstanding warrants, substantially in the forms filed as Exhibit 4.3 and 4.11 to the Registration Statement (collectively, the "Warrants").

We understand that the IPO Shares are to be sold to Maxim Group LLC and Brean Murray, Carret & Co. (collectively, the "Underwriters") for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement") to be entered into among the Company and the Underwriters. The IPO Shares include an over-allotment option granted to the Underwriters to purchase 375,000 shares of Common Stock.

In connection with this opinion, we have examined the Registration Statement. We have also examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

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Ivivi Technologies, Inc.                                        October 13, 2006
Page 2

Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

     1. the issuance and sale of the IPO Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement and in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable; and

     2. the Note Resale Shares and the Warrant Resale Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Notes and the Warrants, respectively (including the due payment of any exercise price therefor specified in the Warrants), will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New Jersey. Our opinion is based on these laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Lowenstein Sandler PC

Lowenstein Sandler PC